Exhibit 21.0

                              LIST OF SUBSIDIARIES

     Registrant:    SI Financial Group, Inc.

                                           Percentage       Jurisdiction or
              Subsidiaries                  Ownership   State of Incorporation
----------------------------------------   ----------   ----------------------

Savings Institute Bank and Trust Company      100%           United States

SI Capital Trust I (1)                        100%              Delaware

803 Financial Corp. (2)                       100%            Connecticut

SI Realty Company, Inc. (2)                   100%            Connecticut

SI Mortgage Company (2)                       100%            Connecticut

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(1)   In accordance with Financial Accounting Standards Board Interpretation No.
      46R, "Consolidation of Variable Interest Entities," SI Capital Trust I is not included in the Company's consolidated financial statements.
(2)   Wholly-owned subsidiary of Savings Institute Bank and Trust Company.